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                                                                   Exhibit 10.38

                             PAYPRO RESOURCES, INC.

                            CLIENT SERVICE AGREEMENT

This SERVICE AGREEMENT (this Agreement) is made effective on the 2 DAY OF APRIL 1999 by and between PAYPRO RESOURCES, INC. (PRI), acting by and through its duly authorized officer, and GARY PLAYER DIRECT, a California Corporation acting by and through its duly authorized representative.

WITNESSETH:

WHEREAS, PRI will provide to Company the employees (the Employees) shown on the Payroll Check Register to work at Company's place of business and perform services for Company and Company desires to obtain from PRI the Employees to further the business of Company, subject to the terms and conditions of this Agreement; and

TERM OF AGREEMENT. The term of this Agreement shall be for a period of 2 years, commencing on 4-20, 1999 and continuing for one calendar year (the Initial
Term). Either party may terminate this Agreement, with or without cause, and without payment of any penalty or premium charge, by giving to the other party written notice thirty (30) days prior to the end of the Initial Term or any extension thereof. If no written notice is given, then this Agreement will automatically continue in full force and effect for one year periods at the same rates and terms specified herein, unless the parties hereto agree in writing to different rates and terms.

2.   WORKERS' COMPENSATION INSURANCE

     a) PRI shall furnish and keep in effect at all times during the term of this Agreement a policy of workers' compensation insurance covering all of the Employees provided to Company who have completed all new hire employment documents. Company shall be responsible for providing the correct job classifications to PRI and any audit adjustment due to incorrect classification shall be reflected in the Service Fee referenced in paragraph 5. Company agrees to post workplace notices required under State law in connection with PRI's workers' compensation status. Company agrees to notify PRI of any injury to an Employee within twenty-four (24) hours after Company's discovery of said injury.

     b) Company shall deposit with PRI an amount equal to    percent (0)% of
the projected workers' compensation insurance premium cost.
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3.   SAFETY

     a) Company agrees that it will, at its own expense, comply with all applicable health and safety laws, regulation, ordinances, directives, and rules governing any workplace owned or leased or under management by Company where Employees work.

     b) Company agrees to comply promptly with all written recommendations from PRI or any agent of PRI or any governmental agency having jurisdiction over the workplace concerning any health or safety hazard. If PRI issues a safety recommendation or directive with which Company does not desire to comply, either PRI or Company may terminate this Agreement on the later to occur of; (i) five
(5) working days after delivery of written notice, or (ii) the end of the next pay period. In any such event, neither party shall have any further duties or obligations hereunder, except to the extent of Company's duty to pay PRI fees due PRI through the date of termination, and PRI's duties to pay existing claims, and to perform its obligations through the date of termination of this Agreement.

     c) Company shall implement the Safety Plan as set forth in the Employee's Handbook or other acceptable safety plan. Company shall provide and ensure use of all personal protective equipment, as required by federal, state or local law, regulation, ordinance, directive, or rule.

     d) PRI shall have the right (but not the obligation) to make periodic safety surveys wherever the Employees are working, at PRI's sole cost. To the extent possible, such surveys shall be scheduled at times convenient to both PRI and Company.

     e) Company shall abide by the Drug and Alcohol Policy as set forth in the Employee's Handbook or other drug and alcohol policy accepted in writing by PRI.

4.   PERSONNEL AND PAYROLL ADMINISTRATION

     a) Company agrees to designate a supervisor (the Supervisor) from the Employees assigned to fill Job Function Positions for Company. The Supervisor shall direct operational and administrative matters relating to services provided to the Employees under this Agreement. The Supervisor shall determine procedures to be followed by the Employees regarding time and performance of their work duties.

     b) PRI and Company each represents and confirms to the other and generally that PRI shall have certain duties and obligations with respect to the Employees as follows:


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          (i)    The right to hire, fire, discipline, evaluate, and direct the work and conduct of the Employees (by and through the designated Supervisor);

          (ii) The responsibility for maintaining and paying premiums related to employee benefit plans and complying with applicable employee benefits regulations, COBRA, minimum two year maintenance of employment and payroll records, and handling of all unemployment claims, protests and appeal hearings;

          (iii) The responsibility for payment of wages and the making of payments for income tax, social security tax, medicare tax and unemployment tax to the proper governmental agency or authority required under State or Federal laws to be made by PRI, and comply with all Federal, State, and local tax regulations, and promptly account for same to Company;

          (iv) The right of direction and control over safety policies related to the Employees and the management of any occupational injury claims, filing or any related procedures;

          (v) The responsibility to provide written guidelines as further described in the Employee's Handbook, a separate attachment hereto, to facilitate compliance by all parties with the following: Title VII of the Civil Rights Act of 1964 as amended (Title VII), the Age Discrimination in Employment Act as amended (ADEA), the Americans with Disabilities ACT (ADA), Family and Medical Leave Act of 1993, the Fair Labor Standards Act (FLSA), and EEOC Regulations. Company agrees to comply with all applicable Federal, State and Local laws and regulations including, but not limited to the above listed Acts. Company acknowledges that it shall be responsible for any costs related to implementation, adherence to and violations of any applicable laws or regulations.

     c) PRI agrees to reimburse Company for direct out-of-pocket expenses, including any penalties, damages and/or attorney's fees of Company which may result from PRI's failure to withhold and pay taxes. However, PRI shall not be liable in any event for Company's loss of profits, business goodwill, or any other consequential, special, or incidental damages.

5.   SERVICES FEES

       a) Company shall pay PRI service fees due and payable 48 hours before paychecks are delivered by PRI to Employees, as set forth below:



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         One time Set-up Fee of $7,500 DUE ON JUNE 1, 1999 PURSUANT TO ADDENDUM.

         Administrative Rate of 3.0% OF GROSS PAYROLL, per week. ($100.00 payroll minimum)

         Workers' Compensation Fees equal to the percentages of gross wages for the job classifications shown:

                      CODES                   RATES
                      8810  Clerical          0.55%
                      8742  Outside Sales     0.65%
                      3574  Golf Club Mfg.    3.00%

         California Unemployment Tax Fee equal to 3.5% of gross wages.

         Risk Management Fee 1.0%

California Employee Training Tax and Federal Unemployment, Social Security and Medicare Taxes at current Federal rates in effect.

Service fees to include the payment and filing of all social security taxes, Medicare taxes, federal and state unemployment taxes, workers' compensation premiums and down payments, direct deposit or delivery of paychecks, employee handbooks and new hire documents, risk management services, claims and employee benefit administration including a 401(K) plan.

         b) If Company believes that any invoice or other communication between the parties is in error, Company shall use diligence to notify PRI immediately of such error.

         c) Within twenty-four (24) hours after receipt of the invoice, Company shall deliver to PRI or deposit in PRI's designated bank account payment in full for such invoice via: (i) bank cashiers or certified check, or (ii) such other method designated in writing by PRI. Should payment of any sums owed PRI under this Agreement not be made when due, Company shall pay a late charge of five percent (5%) on the unpaid balance, but in no event shall the amount of such service charge exceed the lawful rate of interest which may be charged on such debt. Checks written on accounts with insufficient funds will be charged all fees incurred by PRI.

6. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company warrants and represents to PRI, that:

         a) All wages and compensation owed by Company to the Employees have been paid by Company and any governmental ordered wage settlements will be paid by Company.


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     b)   No separate agreement or arrangement exists with respect to any
Employee that would obligate PRI to any person or entity, except as set forth in this Agreement.

     c) All of Company's pension and profit sharing and employee welfare benefit plans in existence, if any, are funded and reported current, and are in compliance with applicable law, and this Agreement shall not be deemed a breach under the terms of any of those plans.

     d) Company will be responsible for paying all costs including wages, taxes, insurance premiums and accident claims associated with Company's usage of workers as independent contractors or contract laborers and Company will file the proper state and federal notices related to same.

7.   INDEMNIFICATIONS

     a) Upon a showing by Company that Company has complied with the requirements of Paragraphs 2 and 3. PRI shall indemnify, defend and hold harmless Company from all suits, actions, demands, damages, losses, or claims brought or made for or on account of an on-the-job injury suffered by an Employee.

     b) Notwithstanding any other provision of this Agreement, Company agrees to indemnify, defend and hold harmless PRI, its agents, employees and representatives, from and against any and all liability, expense and claims for damages which PRI may incur or become liable for as a result of the acts, errors or omissions of (i) Company, or (ii) Employees, except as provided by Paragraph 7(a), even if Employees are deemed negligent in whole or in part.

8.   LIABILITY INSURANCE AND FIDELITY BOND

Company shall maintain a general liability insurance policy covering Company's premises and business operations and automobile liability insurance covering owned, hired and non-owned automobiles during the term of this Agreement in the amount of at least $1,000,000 per occurrence. Company shall instruct its insurer to name PRI as an additional insured and provide PRI with 30 days' written notice of cancellation.

9.   BUSINESS AND SALES TAX

It is agreed by PRI and Company that PRI is not providing any taxable services to Company and that PRI shall not be responsible for paying any sales or business tax on employees or services provided to Company.






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10. CONFIDENTIALITY

During the term of this Agreement, Company will allow PRI (or its designated representative) to review Company's payroll files or records related to the Employees, and PRI shall allow Company the same privilege. Neither party shall disclose to any third party any of the aforesaid business information, either directly or indirectly, during the term of this Agreement, or at any time thereafter, except as required during the course and within the limited scope of this Agreement, or as required by a duly issued subpoena or other legal process; any such unauthorized disclosure, actual or threatened, shall give rise to all of the remedies available therefore provided herein.

11. DEFAULT

     a) Each of the following, without limitation, shall constitute a breach of this Agreement by Company or PRI: (1) failure of either party to pay any sums due within (2) two days after delivery of notice of default; (2) failure of either party to comply with any other covenant or agreement as set forth herein, after delivery of written notice and the expiration of (2) two days opportunity to cure, or, if the same is curable, but not within such time, the expiration of such time as is reasonable to cure the same through diligent continuous effort, including, without limitation, the failure to comply with any recommendation regarding health and safety made by PRI under this Agreement; or (3) failure to maintain or supply proofs of insurance required under this Agreement or to timely provide copies thereof; (4) failure to notify either party of any occurrence known by either party involving an Employee that could give rise to a claim by the Employee of discrimination, violation of law, or occupational injury.

     b) Upon a default hereunder, the non-defaulting party shall, in addition to the rights and remedies set forth herein, be entitled to recover its attorney's fees, and may pursue all rights and remedies available at law or in equity.

12. MISCELLANEOUS

     a) This Agreement constitutes the entire agreement between the parties with regard to this subject matter, and no other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties.

     b) THIS AGREEMENT MAY BE CHANGED ONLY BY WRITTEN AMENDMENT SIGNED BY BOTH PARTIES.

     c) Failure or delay by either party to demand performance by the other party, or to claim a breach of any provision of this Agreement, will not be construed as waiver of any subsequent breach nor otherwise affect this Agreement, or any part hereof, or prejudice either party in any subsequent action.

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     d)  Any notice or demand to be given hereunder by either party to the other shall be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated forty-eight (48) hours after so mailing. Mailed notices shall be addressed to the party's principal place of business, or as set forth in this Agreement, but each party may change its address by written notice in accordance with this paragraph.

     e) If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable to any extent, such provision shall be deleted or modified to the minimum extent necessary to make its application valid and enforceable, and the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and shall be enforced to the greatest extent permitted by law.

     f) No consent or waiver, express or implied, by any party hereto, of or to any breach or default of or by any other party in performance of his or its obligation hereunder, shall be deemed to be a consent to, or a waiver of, any subsequent or other breach or default of such party of the same or any other obligation of such party hereunder. Failure by one party to complain of any act or failure of another party to act, or failure to declare the other party in default, irrespective of how long such failure continues, shall not constitute waiver by such party of any rights hereunder.

     g) The paragraph headings of this Agreement are for references only, and shall not be considered in interpretation of this Agreement.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, this AGREEMENT has been executed this 20th day of April, 1999.

PAYPRO RESOURCES, INC.                  GARY PLAYER DIRECT
By: /s/ Michael Harvey                  By: /s/ Alfonso J. Cervantes, Jr.
    ---------------------                   ----------------------------

Address:                                Address:
2400 East Katella, Suite 1030           2811 Airpark Drive
Anaheim, California 92806               Santa Maria, CA 93455

                                        Federal Tax I.D.: ----------------

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-------------------------------------------------------------------------------

                          BROKER RECORD AUTHORIZATION


TO WHOM IT MAY CONCERN:

This confirms that as of                   , we have appointed PATRICK MCRAE
INSURANCE SERVICES (OB53998), as our exclusive insurance broker with respect to our entire insurance program. The appointment of PATRICK MCRAE INSURANCE SERVICES (OB53998) rescinds all previous appointments and the authority contained herein shall remain in force until canceled in writing.

PATRICK MCRAE INSURANCE SERVICES (OB53998) is hereby authorized to negotiate directly with any interested company as respects changes in existing insurance policies and in closing, changing, increasing or canceling insurance carried under temporary binders or cover notes. We understand, however, that they will not share responsibility for any deficiencies in the insurance program to which this letter applies until they have had a reasonable opportunity to make a review and we have accepted their recommendations.

This letter also constitutes your authority to furnish the representatives of PATRICK MCRAE INSURANCE SERVICES (OB53998) with all information they may request as it pertains to our insurance policies, rates, rating schedules, surveys, reserves, retentions and all other financial data they may wish to obtain for their study of our present and future requirements in connection with the insurance program to which this letter applies. WE REQUEST THAT YOU WAIVE THE USUAL AND CUSTOMARY WAITING PERIOD IN ORDER TO FACILITATE THE TIMELY SERVICING OF OUR CURRENT INSURANCE POLICIES.

Very truly yours,

/s/ Alfonso J. Cervantes, Jr.      PRESIDENT
-----------------------------      ---------------------------------

         4-20-99
---------------------------
          DATE

                 POLICIES TO WHICH THIS AUTHORIZATION APPLIES

Re:  GARY PLAYER DIRECT

INSURANCE COMPANY             POLICY NUMBER                 POLICY TERM

-----------------------       ----------------              -----------------

-----------------------       ----------------              -----------------

-----------------------       ----------------              -----------------

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                                BROKER OF RECORD



          DATE:          _____________________________________

          CARRIER:       _____________________________________

          POLICY #:      _____________________________________



Our firm has retained the services of Michael P. Harvey of PAYPRO RESOURCES, INC., California State License #0B01293, a licensed insurance agency, to assist us in our benefit planning. We hereby appoint Michael P. Harvey as consultant and Agent of Record for our firm. This letter replaces and rescinds any previous broker/agent appointments.

We understand that their compensation will come from the insurance carrier in the form of commissions.

We ask your cooperation in dealing with Michael P. Harvey as our Insurance Agent. Please provide him with timely information he will need to advise us with regard to our insurance needs.

Sincerely,



/s/ Alfonso J. Cervantes, Jr.


    President


    Client



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                                    ADDENDUM

                                PROMISSORY NOTE
                             AND SECURITY AGREEMENT


Amount: $79,269.46                                             April 20, 1999


     FOR VALUE RECEIVED, this Note and Security Agreement ("Note") is executed by the undersigned, Gary Player Direct, a Delaware corporation ("Maker"). Maker promises to pay to the order of B. Franklin Insurance Services, Inc., a California corporation, d/b/a/ PayPro Resources ("Lender"), the principal sum of Seventy Nine Thousand, Two Hundred and Sixty Nine Dollars and Forty Six Cents ($79,269.46) (the "Amount Advanced") on the terms set forth hereinbelow.

               1. Interest: Finance Charge. The promissory note (the "Note") shall bear simple interest at the rate of ten percent (10%) per annum from the inception of the payroll problems. The Note principal now includes this charge.

               2. Term. Maker shall pay Lender the sum of $79,269.46 on or before June 1, 1999.

               3. Security Interest. Maker assigns to Lender, as security, all of Maker's existing and future right, title and interest in the property listed in Section 4.1 of this Note. The security interest is granted to Maker to secure: (a) the payment of the indebtedness evidenced by the Note, including all renewals, extensions, and modification thereto; (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed by this Note; and (c) the payment of all other sums, with interest thereon, advanced or otherwise due or payable under the terms of this Note. Subject to modification as set forth.

                         3.1 Property. The property subject to the security interest (the "Collateral"), to be evidenced by the filing of a financing statement pursuant to the Uniform Commercial Code (See Exhibit "A") with the California Secretary of State, is as follows:

                                   3.1.1   Equipment. All equipment of Maker.

                                   3.1.2   Accounts Receivable. All account
                                           receivable accounts, chattel paper,
                                           contract rights, commissions,
                                           warehouse receipts, bills of lading,
                                           delivery orders, drafts, acceptances,
                                           notes, securities, and other
                                           instruments, documents, all other
                                           forms of receivables, and all
                                           guaranties and securities of Maker.

                                   3.1.3 Inventory and Other Tangible Personal Property. All inventory of Maker, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in Maker's business and all other tangible personal property of Maker.

                                   3.1.4   General Intangibles. All general
                                           intangibles now owned by Maker or
                                           hereafter acquired by Maker.

                                   3.1.5 After-Acquired Property. All property of the types described in Sections 4.1.1-4.1.4, or similar thereto, that at any time hereafter may be acquired by Maker, including but not limited to all accessions, parts, additions, and replacements.

4.  Representations and Warranties of Maker.

          4.1 No Senior Security Interest. Maker represents and warrants that as of the date hereof, there are currently no security interests against the Collateral, either evidenced by a UCC-1 filing with the California Secretary of State, or in any agreement, whether verbal or written, granting a third party a security interest in the Collateral. Notwithstanding the above, it is understood that this loan is subordinated to an anticipated $1,000,000 senior secured loan.

5.  Representations and Warranties of Lender.

          5.1 Release of Security Interest. Upon receipt of all outstanding principal and accrued interest on the Note, Lender agrees to terminate its security interest by executing a UCC-3 termination statement and filing same with the California Secretary of State.

6. Designated Places of Payment. Payments are due and payable by the close of business prior to the close of business each Friday during the term of the Note at the Company's headquarters located at 2400 East Katella Ave., Suite 1030, Anaheim, CA 92806.

7. Waivers. Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

8. Default. Maker shall be deemed in default if any of the following events occur: (a) Maker fails to make any payments hereunder when due and fails to make such payment within twenty (20) days of such due date; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Maker under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Maker's property, or ordering the winding up or liquidation of Maker's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (c) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Maker; (d) default in the obligation of Maker for borrowed money, other than this Note, or any event that results in acceleration of the maturity of any indebtedness of Maker under any note, indenture, contract, or agreement; (e) Maker fails to comply with any material term, obligation, covenant, or condition contained herein, within twenty (20) days after receipt of written notice from Lender demanding such compliance; (f) any representation or statement made or furnished to Lender by Maker or on Maker's behalf is false or misleading in any material respect; (g) any levy, seizure, attachment, lien, or encumbrance of or on Maker's property, other than those existing as of the date hereof, which is not discharged by Maker within twenty (20) days; and (h) any sale, transfer, or disposition of a material amount of Maker's property, other than in the ordinary course of business, without the written consent of the Lender.

          8.1 Cure. Maker shall be provided a cure period of twenty (20) days from the date of an event of default, as defined in Section 6 hereinabove. In the event Maker fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Note, Lender may immediately enforce any and all rights provided to it under the Note.

     9. Late Payment Fees. It would be impracticable to fix the amount of Lender's extra expense involved in handling a delinquent payment if any payment is not made when due. Accordingly, Maker agrees to pay to Lender a late payment charge equal to five percent (5%) of the amount due on any payment required under this Note which is received by Lender more than four business (4) days after the due date. Maker agrees that this charge is a reasonable estimate of extra expenses the Lender will incur, and is not a penalty.

     10. Acceleration: Attorneys' Fees. At the option of Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in
         Section 8 hereinabove. Any reasonable attorneys' fees and bankruptcy filing relating to the Maker, or any of the other events described in
         Section 8 hereinabove, shall be deemed additional indebtedness of the Maker and added to the principal amount of the Note, irrespective of whether Lender files suit against Maker.

     11. Section Headings. Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, the language set forth in each paragraph applies equally to the entire Note.

     12. Amendments in Writing. This Note may only be changed, modified or amended in writing signed by the Parties.

     13. Choice of Law. The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

     14. Waiver of Trial by Jury. For separate and legal consideration received, Maker hereby waives, to the extent permitted under applicable law, any right to trial by jury in any action or proceeding relating to the Note.


Made and Executed at Santa Maria, CA
GARY PLAYER DIRECT


By: /s/ Alfonso J. Cervantes, Jr.
    ---------------------------------
        President
    ---------------------------------

PERSONALLY GUARANTEED

By: /s/ Alfonso J. Cervantes, Jr.
    ---------------------------------